                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 22, 2005

                                  CLARCOR INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      1-11024                        36-0922490
----------------------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)  (IRS Employer Identification Number)
        incorporation)

            840 Crescent Centre Drive, Suite 600, Franklin, TN 37067
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 615-771-3100
                                                   -----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report).


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 1--Registrant's Business and Operations

Item. 1.01 Entry into a Material Definitive Agreement.

         The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R, which is effective from the first interim period that begins after June 15, 2005, will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Accordingly, CLARCOR Inc. (the "Company") will implement the revised standard in the last quarter of its 2005 fiscal year which begins on August 28, 2005 and ends on December 3, 2005. Currently the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require recognition of compensation cost in the statement of earnings included in the financial statements.

         On March 22, 2005, prior to the opening of the financial markets, the Compensation Committee of the Company's Board of Directors approved accelerating the vesting of nonqualified stock options granted on December 12, 2004 (the "Options") to current employees, including executive officers. All of these Options had an exercise price equal to $52.15 per share and provided for vesting at the rate of 25% per year beginning on the first anniversary of the date of grant. The action by the Committee made these options 100% vested on March 22, 2005.

         At the time of the action by the Compensation Committee, the price of the Company's Common Stock was $51.77, as reported by the New York Stock Exchange Composite Transactions at the market close on March 21, 2005. Accordingly, at the time of such action the Options were out-of-the-money.

         The following table summarizes the Options for which vesting was accelerated:


                                         AGGREGATE NUMBER OF SHARES
EXECUTIVE OFFICERS                       ISSUABLE UNDER THE ACCELERATED OPTIONS
Norman E. Johnson                                     60,000
Bruce A. Klein                                        22,000
David J. Lindsay                                      11,500
Marcia S. Blaylock                                     8,000
Peter Nangle                                           9,000
David J. Boyd                                          8,000
William Walker                                        17,500
Sam Ferrise                                           17,500
                                                     -------
Total Executive Officers                             153,500
Total Non-officer Employees                          134,000
                                                     -------
Total                                                287,500

         The decision to accelerate vesting of these Options was made to avoid recognizing compensation cost in the statement of earnings in future financial statements after the effective date of SFAS 123R. It is estimated that the maximum future pretax compensation expense that will be avoided, based on the Company's implementation date for SFAS 123R of August 28, 2005, is approximately $3 million. The Company will report the avoided future compensation expense in the fiscal year 2005 financial statements as part of stock compensation expense in the pro forma

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footnote disclosures of earnings per share using the methodology of SFAS 123, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

         As a result of this change to the Options granted in December 2004, the charge for stock based compensation in the Company's fourth fiscal quarter of fiscal 2005 is expected to be approximately $.01 to $.02 per share.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CLARCOR INC.



                              By  /s/ DAVID J. BOYD
                                 -----------------------------------------------
                              David J. Boyd, Vice President, General Counsel and Corporate Secretary

Date: March 23, 2005